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                                                                   Exhibit 10.16

                         SECURITIES PURCHASE AGREEMENT


                                                      Dated as of March 19, 2001


          This Agreement sets forth the agreement of TurboChef Technologies, Inc. (the "Company") and Grand Cheer Ltd. (the "Purchaser") with respect to the purchase of the Shares (as hereinafter defined) by the Purchaser.

1.   Purchase of Shares.
     ------------------

     The Company hereby agrees to sell and issue to the Purchaser (i) an aggregate of up to 20,000 shares (the "Shares") of Series B convertible preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Company, and (ii) 1,000,000 warrants (the "Warrants"), each Warrant exercisable to purchase one share of common stock, par value $.01 per share (the "Common Stock") of the Company, at an exercise price of $1.20 per share, and the Purchaser hereby agrees to purchase from the Company the Shares and the Warrants for an aggregate purchase price of $2,000,000 on the date hereof (the "Closing Date"). The form of the Warrant is attached as Exhibit A hereto.

2.   Payment for and Delivery of the Shares and Warrants.
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     Payment of the $2,000,000 purchase price for the Shares and Warrants by the
Purchaser will be made by wire transfer by the Purchaser to the Company on the Closing Date. Within ten (10) business days following receipt of payment for the full purchase price of the Shares and Warrants, the Company will issue and deliver the Shares and Warrants to the Purchaser at the address written above.

3.   Restrictions on Transfer.
     ------------------------

     3.1 The Purchaser understands that the Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are "restricted securities" with the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     3.2 The Purchaser understands that the certificates representing the Shares, the Warrants, the Conversion Shares and the Warrant Shares will bear a restrictive legend thereon substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY
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          NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED
          OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

     3.3 The Purchaser understands that upon conversion of the Shares or exercise of the Warrants, the Company will direct the transfer agent for the Common Stock to place a stop transfer instruction against the certificates representing the Conversion Shares or Warrant Shares, as the case may be, and will instruct the transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the Securities and Exchange Commission ("SEC") with respect to the Conversion Shares or Warrant Shares, as the case may be, or a favorable opinion of counsel, satisfactory to the Company, that such transfer is exempt from registration under the Act and any other applicable state securities laws ("Other Securities Laws").

     3.4 The Purchaser understands that, except as otherwise provided herein, the Purchaser will have no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Shares, Warrants, Conversion Shares or Warrant Shares under the Act or any Other Securities Laws.

4.   Registration Rights.
     -------------------

     4.1 At any time following the Closing Date, the Purchaser shall have the right (the "Demand Right"), exercisable by written notice to the Company, to have the Company prepare and file with the SEC, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary, in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Conversion Shares and Warrant Shares by the holders thereof; provided, however, that the Demand Right will not apply to any Conversion Shares or Warrant Shares which in the opinion of counsel to the Company may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) under Rule 144(k) promulgated under the Act or otherwise.

     4.2 The Company shall pay all costs, fees and expenses in connection with the Demand Right, including the Company's legal and accounting fees, printing fees, registration and filing fees and blue sky fees and expenses; provided however, that the Purchaser shall be solely responsible for the fees of any counsel or other advisor retained by it in connection with the Demand Right and any transfer taxes or underwriting or brokerage discounts, commissions or fees applicable to the Conversion Shares or Warrant Shares.

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5.   Purchaser's Representations and Warranties.
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     In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, the Purchaser hereby represents and warrants with and covenants to the Company as follows:

     5.1 The Purchaser acknowledges that representatives of the Purchaser have received and reviewed copies of the Company's Form 10-KSB for the year ended December 31, 1999, as amended, and Form 10-QSB for the quarter ended September 30, 2000, including, in each case, the exhibits thereto and all of the documents incorporated by reference therein, and the Designation (as hereinafter defined); the Purchaser's representatives have had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the business and financial condition of the Company and the terms and conditions of this Agreement; and all of such questions have been answered to the satisfaction of the Purchaser's representatives.

     5.2 The Purchaser represents that its representatives are sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and Warrants and that, by reason of the Purchaser's representatives' knowledge and experience in financial and business matters in general, and investments of this type in particular, the Purchaser's representatives are capable of evaluating the merits and risks of an investment in the Shares and Warrants.

     5.3 The Purchaser is able to bear the economic risk of an investment in the Shares and Warrants, including, without limiting the generality of the foregoing, the risk of losing part or all of the Purchaser's investment in the Shares and Warrants and the Purchaser's possible inability to sell or transfer the Shares and Warrants for an indefinite period of time.

     5.4 The Purchaser is acquiring the Shares and Warrants for its own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

     5.5 The Purchaser acknowledges that the Shares and Warrants have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and such Other Securities Laws.

     5.6 The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act (a copy of which definition is attached hereto).

     5.7 The Purchaser has all requisite power and authority to enter into this Agreement and subscribe for the Shares pursuant hereto.

     5.8 This Agreement has been duly authorized, executed and delivered by or on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

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     5.9  The Purchaser acknowledges that the terms of the Shares are governed by the Certificate of Designation of Series B Convertible Preferred Stock, a copy of which is attached as Exhibit B hereto (the "Designation"), and that the Warrants are governed by the Warrant Certificate, the form of which is attached as Exhibit A hereto.

     5.10 The Purchaser acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, the Purchaser were acquiring the Shares and Warrants for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

6.   Miscellaneous.
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     6.1  All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Purchaser, addressed to Grand Cheer Ltd., 13 F Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong; if to the Company to: TurboChef Technologies, Inc., 10500 Metric Drive, Suite 128, Dallas, Texas 75243,
Attention: Mr. Richard Caron, Chief Executive Officer, with a copy to Blank Rome Tenzer Greenblatt, LLP, 405 Lexington Avenue, New York, New York 10174,
Attention: Robert J. Mittman, Esq.

     6.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Purchaser and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waives any objection which the Purchaser or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Purchaser and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Purchaser or the Company, as the case may be, mailed by certified mail to the Purchaser's address or the Company's address, as the case may be, set forth in Section 6.1 of this Agreement shall be deemed in every respect effective service of process upon the Purchaser or the Company, as the case may be, in any such suit, action or proceeding.

     6.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

     6.4 The Purchaser's rights under this Agreement are not assignable, except to a wholly-owned subsidiary or parent company of the Purchaser.

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     6.5  The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

     6.6 The Purchaser understands that the Company intends to issue a press release regarding the terms of this Agreement as soon as practical after each closing date and consents to the Company's issuance of a press release relating to this Agreement and the reference to the Purchaser in the press release.

     6.7 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

     6.8 All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       PURCHASER:

                                       GRAND CHEER LTD.

                                       By:_____________________________________
                                           Name:
                                           Title:

                                       COMPANY:

                                       TURBOCHEF TECHNOLOGIES, INC.

                                       By:_____________________________________
                                         Name:  Richard Caron
                                         Title: President and Chief Executive
                                                Officer

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